OFFER TO PURCHASE

ALL OUTSTANDING SHARES OF COMMON STOCK OF
HOTJOBS.COM, LTD.
FOR AT LEAST $5.25 IN CASH
AND A FRACTION OF A SHARE
OF COMMON STOCK OF
YAHOO! INC.
TOGETHER HAVING A VALUE,
BASED ON THE FORMULA IN THE ATTACHED PROSPECTUS,
OF $10.50 PER SHARE, NET
MADE BY
HJ ACQUISITION CORP.,
A WHOLLY-OWNED SUBSIDIARY OF
YAHOO! INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 8, 2002, UNLESS THE OFFER IS EXTENDED.

January 11, 2002

To Our Clients:

    Enclosed for your consideration is a Preliminary Prospectus/Offer to Purchase dated January 11, 2002 (the "Preliminary Prospectus/Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by HJ Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Yahoo! Inc., a Delaware corporation ("Yahoo!"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of HotJobs.com, Ltd., a Delaware corporation ("HotJobs.com"), upon the terms and subject to the conditions set forth in the Offer.

    Also enclosed is the Letter to Stockholders of HotJobs.com from the Chief Executive Officer of HotJobs.com accompanied by HotJobs.com's Solicitation/Recommendation Statement on Schedule 14D-9.

    We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

  1.
  The offer price is a combination of Yahoo! common stock and cash with a value of $10.50 per Share, based on the formula described in the Preliminary Prospectus/Offer to Purchase, comprised of at least $5.25 in cash, net without interest and up to $5.25 in Yahoo! common stock in exchange for each of your Shares of HotJobs.com common stock, upon the terms and subject to the conditions of the Offer.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The board of directors of HotJobs.com, by unanimous vote of all those directors present, has (1) determined that the Merger Agreement (as defined herein) and the transactions contemplated thereby, including the Offer and the Merger (as defined herein) are advisable and are fair to and in the best interests of the stockholders of HotJobs.com, (2) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the

    Merger, and (3) recommended that the stockholders of HotJobs.com accept the Offer and tender their shares of HotJobs.com common stock pursuant to the Offer and adopt and approve the Merger Agreement and the Merger.

  4.
  The Offer is being made pursuant to the Agreement and Plan of Merger dated as of December 27, 2001 (the "Merger Agreement"), among Yahoo!, HJ Acquisition Corp. and HotJobs.com pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, HotJobs.com will be merged with and into HJ Acquisition Corp. (or another subsidiary of Yahoo!), or HJ Acquisition Corp. (or another subsidiary of Yahoo!) will be merged with and into HotJobs.com, depending on certain tax matters (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Yahoo!, HJ Acquisition Corp. or HotJobs.com or any subsidiary of Yahoo! or HotJobs.com or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the same combination, paid pursuant to the Offer, of shares of Yahoo! common stock and cash, without interest thereon, as set forth in the Merger Agreement and described in the Preliminary Prospectus/Offer to Purchase. The Merger Agreement provides that HJ Acquisition Corp. may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Yahoo! or any wholly-owned subsidiary of Yahoo!.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 8, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY HJ ACQUISITION CORP., IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY HJ ACQUISITION CORP., WILL EXPIRE.

  6.
  The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that would represent at least a majority of the Shares issued and outstanding after taking into account all Shares issuable upon the conversion of HotJobs.com's convertible securities or upon the exercise of any options, warrants or rights to purchase shares of HotJobs.com's capital stock to the extent that the exercise price or conversion price, as the case may be, of such convertible security, option, warrant or right is less than $10.00 per share, on the date of purchase, (b) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer or to the Merger having expired or been terminated and (c) the receipt of other requisite material regulatory and antitrust clearances.

  7.
  Any transfer taxes applicable to a sale of Shares to HJ Acquisition Corp. will be borne by the tendering stockholder.

  8.
  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent. Federal backup withholding tax, however, may be required, unless an exemption applies or the required taxpayer identification information is provided. See Instruction 8 of the Letter of Transmittal.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the last page hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the last page hereof.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by EquiServe Trust Company, N.A. (the "Depositary") of (a) certificates for (or a timely

Book-Entry Confirmation (as defined in the Preliminary Prospectus/Offer to Purchase)) with respect to such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in the section of the Preliminary Prospectus/Offer to Purchase entitled "The Offer—Procedure for Tendering Shares," an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.

    UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY HJ ACQUISITION CORP., REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
FOR STOCK AND CASH ALL OUTSTANDING SHARES OF COMMON STOCK
OF HOTJOBS.COM, LTD.

    The undersigned acknowledge(s) receipt of your letter, the Preliminary Prospectus/Offer to Purchase of HJ Acquisition Corp., dated January 11, 2002 (the "Preliminary Prospectus/Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.01 per share (the "Shares"), of HotJobs.com, Ltd., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Preliminary Prospectus/Offer to Purchase and related Letter of Transmittal.

Number of Shares to be Tendered(1):
Shares
SIGN HERE
SIGNATURE(S)
PLEASE TYPE OR PRINT NAME(S)
PLEASE TYPE OR PRINT ADDRESS(ES)
AREA CODE AND TELEPHONE NUMBER
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.
DATED: , 2002
(1) Unless otherwise indicated, it will be assumed that all of your Shares are to be tendered.